Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(i)	Registration Statement (Form S-8 No. 333-121051) pertaining to the Gramercy Property Trust Inc. Equity Incentive Plan;

(ii)	Registration Statement (Form S-8 No. 333-149838) pertaining to the Gramercy Property Trust Inc. 2008 Employee Stock Purchase Plan;

(iii)	Registration Statement (Form S-8 No. 333-182477) pertaining to the Gramercy Property Trust Inc. 2012 Inducement Equity Incentive Plan;

(iv)	Registration Statement (Form S-3 No. 333-200606);

(v)	Registration Statement (Form S-3 No. 333-198406);

(vi)	Registration Statement (Form S-3 No. 333-197343);

(vii)	Registration Statement (Form S-3 No. 333-194976); and

(viii)	Registration Statement (Form S-3 No. 333-194967);

of our report dated May 21, 2015, with respect to the combined statement of revenues and certain expenses of the Dividend Capital Portfolio for the year ended December 31, 2014, included in this Current Report on Form 8-K/A.

/s/ Ernst & Young LLP

New York, New York

May 21, 2015